UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2012

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)    On February 17, 2012, the Company appointed David A. Tonnel to serve as Senior Vice President, Finance and Controller and Principal Accounting Officer effective March 1, 2012, or such later date as the Company’s Board of Directors may determine. Mr. Tonnel will assume the role of Principal Accounting Officer from Gregory L. Cauthen, who will continue to serve as the Company’s Executive Vice President and Chief Financial Officer. Mr. Tonnel, age 42, has served as the Company’s Senior Vice President, Europe and Africa Unit since June 2009. Prior to assuming this role, Mr. Tonnel served as the Company’s Vice President of Global Supply Chain (November 2008 to June 2009). Previously, Mr. Tonnel served the Company in management and financial positions including Vice President of Integration and Process Improvement (2007 to 2008), Vice President and Controller (2005 to 2007) and Assistant Controller (2003 to 2005). Mr. Tonnel served as Finance Manager, Asia and Australia Region (2000 to 2003), and as Controller, Nigeria (1999 to 2000). Prior to joining the Company in 1996, Mr. Tonnel worked as a Senior Auditor for Ernst & Young in France.

Mr. Tonnel received his Master of Science degree in Management in 1991 from École des Hautes Études Commerciales (H.E.C.) in Paris, France.

In connection with the appointment of Mr. Tonnel as the Company’s Senior Vice President, Finance and Controller and Principal Accounting Officer, the Executive Compensation Committee of the Board of Directors of the Company (the “Committee”) approved compensation increases for Mr. Tonnel. Effective with his commencement in the new position, Mr. Tonnel’s base salary will be $400,000, his 2012 annual cash bonus opportunity percentage is 60% of his base salary, and his 2012 Long-Term Incentive Plan targeted award will be $1,200,000. In addition, Mr. Tonnel will receive normal expatriate benefits available to non-U.S. persons relocating to the Company’s offices in the U.S.

(e)           On February 17, 2012, the Committee adopted a revised Executive Severance Benefit Policy (the “Policy”), which covers the Company’s executive officers, including each named executive officer of the Company (the “Covered Officers”).

The revisions to the policy, among other things:

•                  include definitions for the following terms: “Convenience of the Company,” “Cause” and “Good Reason”;

•                  require, as a condition to receiving benefits under the Policy, that a Covered Officer execute a waiver, release and separation agreement, which includes restrictive covenants covering non-disparagement, non-solicitation of customers, non-solicitation of employees and confidentiality provisions; and

•                  modify the benefits calculation under the Policy to reflect a pro-rata target bonus award rather than a pro-rata award at the then-projected year-end rate of payout.

The foregoing description of the Policy is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On February 17, 2012, the Committee also approved the following new salaries for certain named executive officers, effective March 1, 2012:

Named Executive Officer	2012 Base Salaries
Steven L. Newman	$1,150,000
Nick Deeming	$675,000
Ihab M. Toma	$615,000

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On February 17, 2012, the Company’s Board of Directors adopted revised Organizational Regulations of the Company (the “Organizational Regulations”). The revisions to the Organizational Regulations, among other things:

•                  remove provisions that are no longer applicable to the Company;

•                  provide for certain confidentiality measures to be taken by the Board of Directors;

•                  allocate responsibility for the Company’s communications with the public between the Company’s Board of Directors and the Chief Executive Officer; and

•                  prohibit members of the Board of Directors from entering into certain voting arrangements.

The foregoing description of the Organizational Regulations is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

On February 20, 2012, the Company issued a press release announcing that the Board of Directors has not included the approval of a dividend among the agenda items to be considered at the 2012 Annual General Meeting of Shareholders.

The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number	Description

3.1	Organizational Regulations dated February 17, 2012

10.1	Executive Severance Benefit Policy

99.1	Press Release dated February 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: February 23, 2012	By	/s/ Eric J. Christ
Eric J. Christ
Authorized Person

Index to Exhibits

Exhibit
Number	Description

3.1	Organizational Regulations dated February 17, 2012

10.1	Executive Severance Benefit Policy

99.1	Press Release dated February 20, 2012